PROSPECTUS

1,000,000  Shares of Common Stock
$0.001 Par Value No Minimum
$0.10 per share

Ultimate Products Corporation (“Ultimate Products” or “UPC” or the “Company”) is offering on a best-efforts basis 1,000,000 shares of its common stock at a price of $0.10 per share. The shares are intended to be sold directly through the efforts of George Vogelei, the sole officer and director of UPC. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

UPC is not using an underwriter. The offering does not require that the Company sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will immediately be payable to Ultimate Products Corporation

The offering shall terminate on the earlier of (i) the date when the Company decides to do so, or (ii) when the offering is fully subscribed for.  UPC may, at its discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

Prior to this offering, there has been no public market for UPC’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10

Maximum	1,000,000	$100,000	$0.00	$100,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. UPC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Ultimate Products Corporation does not plan to use this offering prospectus before the effective date.

The Date of this Prospectus is June 27, 2008.

Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

Prospectus Summary:  The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 9-17.

Ultimate Products Corporation

Ultimate Products Corporation (hereinafter referred to as “UPC” or the “Company” also “We,” “Us,” “Our,” etc.) is a Nevada corporation that was  incorporated on February 15, 2008. UPC is a developmental stage company that has the business objective of developing, producing and distributing, a magnesium oxide “MgO” board called “Ultimate  Building Board ™” for use in a number of applications including wall and ceiling linings, fascias, soffits, tile backing and under lament. Ultimate Building Board ™ is a factory-made, non-insulating sheathing board product made of magnesium oxide that generally replaces drywall or cement board, but with much-improved characteristics such as fire resistance, weather tolerance, strength, and resistance to mold and mildew.

We are a development stage company that has not commenced our planned principal strategic operations and have no significant assets and no revenues to date. Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. The Company was not organized as an acquisition vehicle or with the intent to engage in a reverse acquisition or any other business combination transaction.

Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of the UPC business plan;

3. Trademark application made for Ultimate Building Board ™

4.. Obtaining capital through sales of UPC common stock; and

5. Marketing of our products to potential clients.

Since our inception on February 15, 2008 to April 30, 2008, the date of our audited statements, we did not generate any significant revenues and have incurred a cumulative net loss of $2,850. We believe that the $100,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of products will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of product will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

There is no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

Ultimate Products Corporation currently has one officer and director, who will allocate time and personal resources to UPC on a part-time basis. As of the date of this prospectus, the Company has 5,275,070 shares of $0.001 par value common stock issued and outstanding.

Ultimate Products Corporation’s operations and corporate business address is 530 Alameda Del Prado, Suite 339, Novato, California 94949 (415) 608-7992.

Ultimate Products Corporation’s fiscal year end is March 31.

The Company is attempting to become fully operational. In order to generate revenues, the Company must accomplish the following steps:

1. Develop and Implement a Marketing Plan: In order to promote our Company and establish our brand, we believe we will be required to develop and implement a comprehensive marketing plan. We plan to use our Internet site to be one of the focus’ of our marketing and sales efforts along with direct sales to contractors and developers. We intend to advertise our site through the use of banner advertisements and search engine placement. To date, we have no marketing or sales initiatives or arrangements. Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

2. Establish our website: Establishing our presence on the Internet is critical to reaching a broad consumer base. We are in the process of developing a website. To date, we have not secured a web site address, nor do we have an operational web site. We expect this web site to be a primary marketing tool whereby we will disseminate information on our products and services.

3.  Establish a sales force:  Even with a strong web presence, we will need to develop a direct sales force to maintain growth.  Due to licensing and permit requirements, much of the use of our products will be driven by contractors and developers.   We hope to directly reach  those individuals and entities through lists developed and maintained by licensing and permitting agencies.

The Offering

5,275,070 shares of common stock are issued and outstanding as of the date of this prospectus. UPC plans to offer its shares to the public, with no minimum amount to be sold.

The offering is on a self-underwritten basis with a maximum of 1,000,000 shares of its common stock at a price of $0.10 per share offered for sale.  The proceeds from the sale of the shares in this offering will be payable to “Delos Stock Transfer Company-Escrow Account FBO Ultimate Products Corporation and will be deposited in a minimal interest or non-interest bearing bank account. The funds received by Delos Stock Transfer Company for the benefit of the Company will be processed and immediately deposited into the accounts of Ultimate Products Corporation.  There is no escrow of any funds received in this offering.  Funds received in this offering are available for immediate use by Ultimate Products Corporation.  No interest shall be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.  Delos Stock Transfer Company acts as the stock transfer agent for Ultimate Products Corporation for the purposes of this offering and is therefore not an independent third party.

If we are unable to sell its stock and raise money, UPC’s business would fail as it would be unable to finance its business plan.

There is currently no public market for the common stock. Ultimate Products Corporation intends to apply to have the common stock quoted on the OTC Bulletin Board (OTC BB). No trading symbol has yet been assigned. UPC’s sole Officer and Director owns 2,500,000 shares of Restricted Common Stock.  Mr. Gary Leonard, co-founder of UPC also owns 2,500,000 shares of Restricted Common Stock. Three non-affiliated entities own 275,070 shares of Restricted Common Stock. There are 5,275,070 shares of common stock issued and outstanding as of the date of this prospectus.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this registration statement, no filing has been made. The current absence of a pubic market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

UPC is offering on a self-underwritten basis 1,000,000 shares of its common stock at a price of $0.10 per share. The proceeds from the sale of the shares in this offering will be payable to “Delos Stock Transfer Company-Escrow Account-fbo-Ultimate Products Corporation” and will be deposited in the Company’s bank for the development and institution of the business plan. All subscription agreements and checks are irrevocable and should be delivered to the Company at: Care of Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be made immediately available to the Company (see the section titled “Plan of Distribution” herein). The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to UPC’s assets, book value, historical earnings or net worth.

The Company will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

The Company has not presently secured an independent stock transfer agent, but has identified one that will be used to facilitate the processing of stock certificates. Such transfer agent will be Delos Stock Transfer, LLC, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962, having a telephone number of (503) 320-2873.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for UPC’s Common Stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

Selected Financial Data

The following table sets forth summary financial data derived from UPC financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Financial Data Summary

As of April 30, 2008

Revenues	$0

Operating Expenses	$2,850

Earnings (Loss)	$(2,850)

Total Assets	$6,373

Total Liabilities	$1,073

Working Capital	$4,577

Shareholder’s Equity	$5,300

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Risk Factors Relating to Ultimate Products Corporation

Participation is Subject to Risks of Investing in Micro Capitalization Companies.

Ultimate Products Corporation believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

All of our Issued and Outstanding Common Shares are Restricted under Rule 144 of the Securities Act of 1933.

All of the presently outstanding shares of common stock (5,275,070) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company is Selling the Shares Offered in this Prospectus without an Underwriter and May Not Be Able to Sell Any of the Shares Offered herein.

The common shares are being offered on our behalf by George Vogelei, our sole Officer and Director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby.

Investors Cannot Withdraw Funds Once Invested and Will Not Receive a Refund.

Investors do not have the right to withdraw invested funds.  Subscription payments will be released from the escrow account to UPC if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Reliance upon Key Personnel and Necessity of Additional Personnel.

UPC is largely dependent upon the personal efforts and abilities of existing management.  The success of UPC will also be largely dependent upon the ability of UPC to attract quality management and employees to help operate UPC as its operations grow.

Control by Existing Management

Currently, the Company’s sole officer and director and one control person of UPC, together, directly own or control 5,000,000 restricted shares of Common Stock in UPC which is approximately 94.79% of the 5,275,070 shares of Common Stock issued pre-offering or approximately 79.68% of 6,275,070 shares of common stock issued post-offering assuming the sale of all 1,000,000 shares pursuant to this offering.

The two largest shareholders of the company, including the sole officer and director, control 5,000,000 of the 5,275,070 shares currently issued and outstanding. As a result, these two individuals, together, could exercise substantial control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this offering.

Proceeds Applied to General Corporate Purposes – Management Discretion.

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on UPC's management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this offering will result in UPC achieving its financial and strategic objectives.

Arbitrary Offering Price.

The offering price of $0.10 per share of common stock was arbitrarily determined by UPC and is unrelated to specific investment criteria, such as the assets or past results of UPC’s operations.  In determining the offering price, UPC considered such factors as the prospects, if any, of similar companies, the previous experience of management, UPC's anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Dilution.

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution.”

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on April 30, 2008 was $5,300 or $0.00104264 per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $105,300 or $0.0167807 per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.083219 share while the present stockholders of the Company will receive an immediate and substantial increase of $0.015776 per share in the net tangible book value of the shares they hold.  This will result in 83.22% dilution for purchasers of stock in this offering (assuming the maximum offering 1,000,000 shares is obtained.

Ultimate Products Corporation Does Not Plan to Pay Dividends in the Foreseeable Future, and, as a Result, Stockholders Will Need to Sell Shares to Realize a Return on Their Investment.

UPC has not declared or paid any cash dividends on its capital stock since inception.  UPC intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Investors May Lose Their Entire Investment if UPC Fails To Implement Its Business Plan.

As a development-stage company, UPC expects to face substantial risks, uncertainties, expenses and difficulties. UPC was formed in Nevada on February 15, 2008. UPC has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. UPC’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. UPC cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, UPC has had only limited start-up operations and has generated minimal revenues. Taking these facts into account, independent auditors have expressed substantial doubt about the Company’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, UPC’s lack of operating capital could negatively impact the value of its common shares and could result in the loss of your entire investment.

Ultimate Products Corporation May Not be Able to Generate Revenues as a Building Products Purveyor.

UPC expects to earn revenues solely from the importation and sale of “Ultimate Building Board ™.” In the opinion of the sole Company officer and director, the Company reasonably believes that it will begin to generate revenues within approximately twelve months from the date the offering is sold.

Competitors with More Resources May Force us Out of Business.

The building products industry is highly competitive. Many Company competitors are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their products and services. Competition by existing and future competitors could result in an inability to secure adequate customer acceptance and relationships sufficient enough to support Company endeavors. UPC cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

Ultimate Products Corporation May Not be Able to Attain Profitability without Additional Funding, Which May be Unavailable.

The Company has limited capital resources. To date, the Company has funded its operations from the initial sale of stock to a limited number of founders and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless UPC begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event the Company does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

The Company’s Auditor has Substantial Doubts as to UPC’s Ability to Continue as a Going Concern.

Our auditor's report on the April 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to UPC we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “April 30, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. UPC   incurred a net loss of 2,850 for the period from inception to April 30, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If We Complete a Financing Through the Sale of Additional Shares of Our Common Stock in the Future, Shareholders will Experience Additional Dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because We Lack an Operating History, We Face a High Risk of Business Failure, Which May Result in the Loss of Your Investment.

UPC is a development stage company. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 15, 2008 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples and marketing products to prospective business customers in order to enable the company enter into the building products business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Because Management does not have any Technical Experience in the Building Material Sector, our Business has a High Risk of Failure.

While management has training and experience in cost accounting, personnel management and the compliance issues surrounding public entities, management does not have technical training in building material distribution. As a result, we may not be able to recognize and take advantage of opportunities in the building material sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the building and distribution industries. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

The Company’s Success is Dependent on Current Management, Who May be Unable to Devote Sufficient Time to the Development of UPC’s Business Plan, Which Could Cause the Business to Fail.

UPC is heavily dependent on the management experience that our sole Officer and Director, George Vogelei, brings to the company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Vogelei. In that instance, UPC may be unable to further its business plan. Additionally, Mr. Vogelei is employed outside of UPC.  Mr. Vogelei has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of UPC’s business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to UPC and we   would be unable to develop its business plan.

The Company has Limited Financial Resources at Present, and Proceeds from the Offering May not be used to fully Develop its Business.

UPC has limited financial resources at present; as of April 30, 2008, we had $2,500.00 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of UPC’s stock to general administrative functions. If UPC is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB, advertise and promote the Company and its products, travel to develop new marketing, business and customer relationships, and retaining and/or compensating professional advisors.

Ultimate Products Corporation has no Customers to Date, and May not Develop Sufficient Customers to Stay in Business.

UPC has not sold any products, and may be unable to do so in the future. In addition, if we unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

The Company May be Unable to Complete its Website, Which is Necessary to Promote and Market its Products Effectively.

UPC does not currently have a website as such the Company is not yet fully operational. UPC intends to use the website as a promotional and marketing tool for its customers and sales force to use. UPC has allocated from $6,750 up to $10,000 to develop its website in the next twelve months, if it is able to raise capital through this prospectus. UPC intends to use the website as an "on-line catalog" for its customers to be able to view the entire line of products and services and to develop sales leads. If this website is not available, UPC may not be able to adequately market its products and services to potential customers.

Ultimate Products Corporation Will Rely upon Consultants for Web-Development and the Consultant may not Complete the Work Within the Set Framework and on Time.

UPC is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill his duties, UPC may not be able to find another consultant with specific expertise to develop its website.

If we do not Receive Additional Financing, our Business Will Fail.

We have determined that our current operating funds are not sufficient to complete our intended business objectives. As of April 30, 2008, we had cash on hand in the amount of $2,500.00. The net proceeds of our direct offering of the shares are estimated at $100,000 and are expected to be used for initial development of our business plan. We will have to allocate additional capital for development costs of our future operations. Our current cash position will not cover these costs. We will, therefore, need to raise additional capital in order to cover the costs of our business plan implementation. We do not currently have any arrangements for financing and may not be able to find such financing that is required. We currently do not have any operations and we do not have any income.

The most likely options for future funds that may be available to us are through debt financing and through the sale of equity capital. We will only be able to secure debt financing for inventory build up if we are able to prove that the proposed business concept is economically viable and adequate collateral can be pledged to the lender to cover the amount of the loan. We do not have any arrangements in place for debt financing or the sale of our securities.

We Depend Upon Certain Vendors But We Lack Written Long-Term Supply Agreements With Them.

We plan to distribute products manufactured by a number of major vendors.  We do not have a guarantee of a long-term supply from any vendors. We believe that, in the event of any interruption  of product deliveries from our  vendors,  we will   be  able  to  secure  suitable  replacement  supplies   on acceptable  terms.  However, there can be no assurance of the continued availability of supplies at acceptable prices or at all.

To The Extent That The Estimates, Assumptions And Judgments Used By Us In Formulating Our Critical Accounting Policies Should Prove To Be Incorrect, Future Financial Reports May Be Materially And Adversely Affected.

Our  discussion  and  analysis of  financial  condition  and results  of  operations  set forth in  this  document  and  other reports filed with the Securities and Exchange Commission ("SEC") are  based upon our financial statements, which have been  prepared in accordance with accounting principles generally accepted   in   the  United  States  of  America  ("GAAP").   The preparation of these financial statements in accordance with GAAP requires  us  to  make estimates, assumptions and judgments  that affect the reported amounts of assets, liabilities, revenues  and expenses,  and  related  disclosure  of  contingent  assets   and liabilities  at the date of the financial statements. Significant estimates  in  the  Company's financial  statements relate  to, among other things, allowances for doubtful  accounts and  notes  receivable, amounts reserved for  obsolete  and  slow moving   inventories,  net  realizable  value   of   inventories, estimates  of  future cash flows associated  with  assets,  asset impairments,  and useful lives for depreciation and amortization. On  an  ongoing basis, we will re-evaluate our estimates,  assumptions and judgments, including those related to allowances for doubtful accounts  and  notes receivable, inventories, intangible  assets, investments,  other receivables, expenses, income  items,  income taxes  and  contingencies. We base our  estimates  on  historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis  for making judgments about the carrying values of  assets, liabilities,  certain  receivables,  allowances,  income   items, expenses,  and  contingent assets and liabilities  that  are  not readily  apparent from other sources. Actual results may differ from these estimates and judgments, and there can be no assurance that estimates, assumptions and judgments that are made will prove to be valid in light of future conditions and developments. If  such  estimates,  assumptions  and  judgments  prove  to  be incorrect  in  the future, the Company's results  of  operations, financial condition and cash flows could be materially adversely affected.

We believe that the following critical accounting policies are based upon our more significant judgments and estimates used in the preparation of our consolidated financial statements:

·
We maintain allowances for doubtful accounts and notes receivable for estimated losses resulting from the failure of our customers to make payments when due or within a reasonable period of time thereafter.  The reserve for allowance for doubtful accounts and notes receivable is intended to adjust the value of our accounts and notes receivable for possible credit losses as of the balance sheet date in accordance with generally accepted accounting principles.  Calculating such allowances involves significant judgment.  We estimate our reserves for allowance for doubtful accounts  and notes receivable by applying estimated  loss percentages against our aging of accounts receivables and based on our estimate of the credit worthiness of the customers from which the notes are payable.  Changes to such allowances may be required if the financial condition of our customers deteriorates or improves or if we adjust our credit standards, thereby resulting in reserve or write-off patterns that differ from historical experience.  Errors by the Company in estimating our allowance for doubtful accounts and notes receivable could have a material adverse affect on the Company's financial condition, results of operations, and cash flow.

·
We write down our inventories for estimated obsolete or slow- moving inventories equal to the difference between the cost of inventories and their estimated market value based upon assumed market conditions.  If actual market conditions are less favorable than those assumed by management, additional inventory write-downs may be required.  If inventory write-downs are required, the Company's financial condition, results of operations, and cash flows could be materially adversely affected.

Risk Factors Relating to this Offering

Because we do not Have an Escrow or Trust Account for Investor’s Subscriptions that Will Hold Proceeds From this Offering, if we File for Bankruptcy Protection or are Forced into Bankruptcy Protection, Investors Will Lose Their Entire Investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

Purchasers in this Offering will Have Limited Control Over Decision Making Because George Vogelei the Company’s Sole Officer and Director and Gary Leonard, a Co-founding control person, Control 94.78%  of the Company Issued and Outstanding Common Stock.

George Vogelei and Gary Leonard, the Company’s founders, beneficially own 94.78% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by the Company’s security holders, including the election of directors. Assuming the maximum amount of shares of this offering is sold, Mr. Vogelei and Mr. Leonard would retain 79.68% ownership in the Company’s common stock. Such concentrated control may also make it difficult for the Company’s other stockholders to receive a premium for their shares of UPC’s common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

There Is Currently No Market for UPC’s Common Stock, But if a Market for Our Common Stock does Develop, our Stock Price May be Volatile.

There is currently no market for UPC’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of UPC’s common stock will be subject to wide fluctuations in response to several factors including:

o	The ability to complete the development of UPC in order to provide those products and services to the public;

o	The ability to generate revenues from sales;

o	The ability to generate brand recognition of the UPC products and services and acceptance by consumers;

o	Increased competition from competitors who offer competing services; and

o	The Company’s financial condition and results of operations.

Our Common Stock is a Penny Stock.  Trading of our Stock May be Restricted by the SEC’s Penny Stock Regulations and the NASD’s Sales Practices Requirements, Which May Limit a Stockholder’s Ability to Buy and Sell our Stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While Ultimate Products Corporation Expects to Apply for Listing on the OTC Bulletin Board (OTCBB), We May not be Approved, and Even if Approved, Shareholders May not Have a Market to Sell Their Shares, Either in the Near Term or in the Long Term, or Both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Because we do not Have an Audit Committee, Shareholders Will Have to Rely on the Sole Director, Who Is Not Independent, to Perform These Functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The sole member of the Board of Directors is not an independent director. Thus, there is a potential conflict in that the sole board member is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

You May Not be Able to Sell Your Shares in UPC Because There is no Public Market for the Company’s Stock.

There is no public market for UPC’s common stock. All of the issued and outstanding common stock is currently held by George Vogelei, Gary Leonard, Bayside Group, LLC, Jameson Capital, LLC and Lucre Capital, Inc. Therefore, the current and potential market for the Company’s common stock is limited. In the absence of being listed, no market is available for investors in the common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop.

If UPC’s stock ever becomes tradable, which the Company cannot guarantee, the trading price of the Company’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond UPC’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Common Stock.

Investors may Have Difficulty Liquidating Their Investment Because the Company’s Stock will be Subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and to receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Ultimate Products Corporation’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Investors in This Offering will Bear a Substantial Risk of Loss Due to Immediate and Substantial Dilution.

The founding shareholders acquired 5,275,070 restricted shares of UPC’s Common Stock at a price per share of $0.0010426. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

All of the Company’s Issued and Outstanding Common Shares are Restricted Under Rule 144 of the Securities Act, as Amended. When the Restriction on These Shares is Lifted, and the Shares are Sold in the Open Market, the Price of the Company Common Stock Could be Adversely Affected.

All of the presently outstanding shares of common stock, aggregating 5,275,070 shares of Common Stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided UPC is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has two shareholders who own 5,000,000 restricted shares or 94.78% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of UPC’s Common Stock in any market that might develop.

These risk factors, individually or occurring together, would likely have a substantial negative effect on UPC’s business and would likely cause it to fail.

USE OF PROCEEDS

Forward-Looking Statements

This prospectus contains forward-looking statements about UPC’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. UPC can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed product that UPC expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that UPC will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Management's Discussion and Plan of Operation on page 29.

[The remainder of this page was left blank intentionally]

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$1,000	$1,000	$1,000	$1,000
Transfer Agent Fees	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$7,500	$7,500	$7,500	$7,500

NET PROCEEDS FROM OFFERING	$17,500	$42,500	$67,500	$92,500

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Product Acqusition	$1,000	$10,000	$14,000	$16,000

SUB-TOTAL	$3,500	$15,000	$20,500	$23,500

Less: COSTS ASSOCIATED WITH PRODUCT ACQUISITION
Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Foreign and Domestic Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$4,750	$14,500	$29,500	$50,500

SUB-TOTAL	$5,250	$15,500	$31,000	$52,000
Notes:

1 The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Travel Expenses are to be used for to trips, both domestic and foreign, to source products in China and to visit various customers and potential distributors for our products.  Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other market planning activities.

Once the company has successfully identified the types and range of products it would like to carry in its product line, the company will purchase a limited number of samples of the selected products to showcase on its website and have available for potential customers to physically examine.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, UPC will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Ultimate Products’ offering price for shares sold pursuant to this offering is set at $0.10. Our existing shareholders paid $0.0010426 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for UPC stock) and the high level of risk, considering the lack of operating history for UPC.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of UPC’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s founders totaling 5,000,000 shares at $0.001 per share and 275,070 issued to three (3) non-affiliated investors at $0.01145163 per share versus the current offering price of $0.10 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on Page 36 for more information. The Company’s net book value on April 30, 2008 was $5,300.  Assuming that all of the 1,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, UPC’s net book value will be approximately $0.0167807 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.083219 per share while the Company’s present stockholders will receive an increase of $0.015776 change per share in the net tangible book value of the shares that they hold. This will result in a 83.22% change dilution for purchasers of stock in this offering.

In  the  event  that  75%  of  the  maximum  proceeds  is  raised  through  the  sale  of  750,000  shares,  the Company’s net book value will be approximately $0.0133276 per share. Any investor will suffer an immediate and substantial dilution of approximately $0.086672 per share, while the present stockholders will receive an increase in the value of $0.012323 per share in the net tangible book value of the shares they hold. This will result in a 86.67% dilution for purchasers of stock in this offering.

In the event that 50% of the offering or 500,000 shares is achieved, the Company’s net book value will be approximately $0.0095756 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.090424 per share while the present stockholders will receive an increase of $0.008571 per share in the net tangible book value of the shares they hold. This will result in a 90.42% dilution for purchasers of stock in this offering.

In the event that the sale of 25% of the offering or 250,000 shares is achieved, the Company’s net book value will be approximately $0.0054841 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.094516 per share while the present stockholders will receive an increase of $0.004479 per share in the net tangible book value of the shares they hold. This will result in a 94.52% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, or 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.10	$0.10	$0.10	$0.10

Book Value Per Share Before the Offering	$0.001005	$0.001005	$0.001005	$0.001005

Book Value Per Share After the Offering	$0.005484	$0.0054841	$0.0133276	$0.0167807

Net Increase to Original Shareholders	$0.004479	$0.008571	$0.012323	$0.015776

Decrease in Investment to New Shareholders	$0.045160	$0.090424	$0.086672	$0.083219

Dilution to New Shareholders (%)	94.52%	90.42%	86.67%	83.22%

SELLING SHAREHOLDERS

All proceeds from this offering will go to the Company. There are no selling shareholders and  no officer of the Corporation will purchase any of the shares offered under this prospectus.

PLAN OF DISTRIBUTION AND TERMS OF OFFERING

The offering consists of a maximum of 1,000,000 shares of common stock to be sold by Ultimate Products Corporation at $0.10 per share.

This offering will be conducted on a best-efforts basis utilizing the efforts of the officer and director of the Company.  Potential investors will include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of UPC securities pursuant to this prospectus will be transmitted immediately into an escrow account at Delos Stock Transfer Company for processing the subscription agreements and immediately upon the acceptance of the investor by the Company as a shareholder, funds will be deposited into the bank accounts of the Company for immediate use.  There can be no assurance that all, or any, of the shares will be sold.

No officer or director of UPC will receive commissions for any sales they originate on UPC’s behalf.  The Company believes that its officer and director, George Vogelei, is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Meets each of the following conditions:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial  duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

George Vogelei, UPC’s sole officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, UPC has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if UPC were to enter into such arrangements, UPC will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which UPC has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, UPC has not identified the specific states where the offering will be sold.  UPC will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo Ultimate Products Corporation ("Escrow Account") and will be deposited in a minimal interest or non-interest bearing bank account until the proceeds are deposited into the accounts of the Company.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.  All subscription funds will be held in the Escrow Account pending confirmation of good funds by the bank holding the Escrow Account and then released to the Company upon acceptance of the investor as a shareholder. The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved, the Company’s Board of Directors elects to terminate the offering prior the sale of all of the shares registered or the allotted time period of this offering expires in accordance with the terms of this prospectus, whichever event first occurs.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b) and sending it together with payment in full to Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. All payments must be made in United States currency either by personal check, bank draft, or cashier's check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable.  UPC reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once UPC accepts a subscription, the subscriber cannot withdraw it.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by UPC. All of these shares will be issued to business associates, friends, and family of the current UPC’s shareholders. The Officer and Director of UPC, George Vogelei, will not register as a broker-dealer in connection with this offering. George Vogelei will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

Section 15(g) of the Exchange Act

The shares of Ultimate Products Corporation are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to UPC.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased, obtain from the customer information regarding his investment experience, make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions, and provide to the customer the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of the Company’s common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in UPC’s common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock consists of 75,000,000 shares of stock at a par value of $0.001 per share. 70,000,000 are designated as Common Stock and 5,000,000 are undesignated Preferred Shares.

Common Stock

We are authorized to issue 70,000,000 shares of Common Stock, par value $.001 per share. As of April 30, 2008, we had 5,275,070 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription, or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Dividend Policy

The payment by UPC of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. UPC has not paid any dividends since its inception and does not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in its business.

Undesignated Preferred

We are authorized to issue 5,000,000 shares of preferred stock which as of the date of this prospectus remains undesignated with a par value $0.001 per share.  As of April 30, 2008, we had no shares of our preferred stock outstanding.

Market for Securities

There is currently no public trading market for our common stock.

As of April 30, 2008, we had 5,275,070 shares of common stock issued and outstanding and approximately five (5) stockholders of record of our common stock.  This prospectus relates to the sale of 1,000,000 shares of our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Transfer Agent

We plan to use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962 as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Ultimate Products Corporation’s issuance of common stock and this opinion is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Patrick Rodgers, CPA, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Ultimate Products Corporation’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

NO PROMOTERS UTILIZED IN THE OFFERING

There are no promoters being used in relation with this offering. No persons who may, in the future be considered a promoter will receive or expect to receive any assets, services or other consideration from UPC. No assets will be or are expected to be acquired from any promoter on behalf of UPC. In addition, see “Transactions with Related Persons, Promoters and Certain Control Persons” on page 36. Also, please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF UPC'S BUSINESS

UPC has yet to commence planned operations to any significant measure. As of the date of this Prospectus, the Company has had only limited start-up operations and has not generated any significant revenues. The Company believes that, if it obtains the maximum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Ultimate Products has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

As of April 30, 2008, the date of the Company's last audited financial statements, UPC has raised $8,150 through the sale of common stock. There is approximately $2,500 cash on hand and in the corporate bank accounts. UPC currently has $1,073 in liabilities. In addition, UPC anticipates additional costs associated with this offering will be approximately $7,500. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations.

Since our inception, we have been engaged in business planning activities including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our products and identifying future sources of capital. We have also submitted an application to register a trademark for the board product as “Ultimate Building Board ™”.

Currently, UPC has one Officer and Director. Our Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months. The Company’s business address is 530 Alameda Del Prado, Suite 339, Novato, California 94949.

Ultimate Product’s fiscal year end is March 31.

Background

Ultimate Products Corporation (hereinafter referred to as “UPC” or the “Company”) a Nevada corporation and developmental stage company, has the business objective of developing, producing and distributing, a magnesium oxide board called “Ultimate Building Board ™” for use in a number of applications.

The Product

Magnesium oxide board or “Ultimate Building Board ™” is a factory-made, non-insulating sheathing board product. It can be used for a number of applications including wall and ceiling linings, fascias, soffits, tile backing and underlayment. It is made of magnesium oxide, and generally replaces drywall or cement board–but with much-improved characteristics such as fire resistance, weatherability, strength, and resistance to mold and mildew.

Ultimate Building Board ™ is available in many forms, and for building construction, comes in various thicknesses and sheet sizes. It also comes in various styles, such as smooth finishes, rough textures, and utility grades. It is white, beige or light gray in color.

Magnesium board is a non-nutrient to mold or fungus and does not support insect life. It provides superior moisture resistance in high-humidity areas and combats the growth of mold and mildew. It is waterproof and can be finished with any traditional drywall compound.

Ultimate Building Board ™ is a product that is easy to install; it is ‘worked’ like a combination of drywall and cement boards. It can be scored and snapped, although it is stronger than drywall and requires a bit more effort. It can be cut with a power saw, drilled-through and fastened like other similar boards.

Like any sheathing board, magnesium boards can absorb water but its performance will be unaffected. Thus, it can be used indoors and outdoors, and in damp locations, such as showers. However, if magnesium board is used outdoors in an exposed location, it needs some form of coating, such as paint. Magnesium board can be used structurally–as in shearing for walls–and also semi-structurally, such as an underlayment for flooring.

Applications

The product is a fire resistant, water resistant and high-impact construction panel that is well-suited for both interior and exterior sheathing applications. With its mold resistant, fire resistant and high impact properties, it can be used whenever there is a high value placed on a building’s contents and equipment or when health and safety concerns exist.

Applications include single-family homes, apartment complexes, commercial high-rise buildings, theaters, museums, schools, hospitals, retail, hotels, restaurants, nightclubs, airports, subway stations, tunnels, fire separations, etc.

In many applications, magnesium boards can be used in the same ways as gypsum and Portland cement sheathings. The substitution is not fully direct in terms of sheet thicknesses, fastening methods and joint treatments, but is very similar. There are multiple possible uses of magnesium board including:

• Fire walls.
• Partitions.
• Structural sheathing for wood or metal stud walls.
• Shower stalls tile backer board.
• Facings for structural panels engineered to use magnesium board as the facing.
• Shaft liners.
• Ceilings.
• Soffits.
• Fascia.
• Substrates for coatings and insulated systems (such as Direct-Applied Finish Systems, EIFS, and stucco).

Market and Competitive Business Conditions

The use of magnesium board is a new technology and process. Production and distribution of magnesium board is being expanded rapidly to meet the high demand around the world–including the potentially enormous North American construction market.

There are dozens of companies that make magnesium board, most of which are in Asia. There are several large producers, but most are small local manufacturers who serve a region. Some of the suppliers who have branded products in the US include Magnum Board, Dragonboard, Strong–Enviro Board, and MagBoard. All these suppliers import the boards from Asia.

The emerging magnesium board industry in the U.S. is well along in developing the necessary technical backup information to allow its use in our market. This includes basic documents like design data, structural and fire testing, installation standards, specifications and code approvals. Once this data is available, the market should develop quickly.  However UPC cannot guarantee this will be the case.

From a production standpoint, the lack of raw magnesium from mines in North America from which to make the boards is a major factor in lack of production of the board on this country. Also, the labor intensiveness of the production process requires low cost labor. A significant portion of the cost of a sheet of magnesium board is getting it from the factory to the distributors, so low-FOB prices are essential. Virtually all magnesium board comes from overseas, and a significant portion of the cost can be in ocean shipping to get it to the North American seaports.

The building material distribution industry is replete with competition at all levels of expertise and ethical variances. By maintaining strong community ties and mandating the highest level of courtesy, personal service and ethical standards, UPC can gain and maintain a stellar reputation for honesty and customer loyalty, thereby insuring repeat business. Additionally, the Company will spend considerable efforts in developing customer relationships that insure repeat business for the non-consumable products offered by UPC.

Market Strategy

Currently magnesium board is available from several commercial distributors who have business alliances with the producers overseas. As with any new product, credibility of the manufacturer and quality of their product is a key to meeting job specifications and expanding the market.  Accordingly, we will focus on quality control and insure that all the boards sold will meet the most rigorous standards.

The company believes that there is tremendous potential in industrial markets for magnesium based products and Ultimate Building Board ™  provides the next generation of building materials to the construction industry. Ultimate Building Board ™ is, made of mineral compounds and used in a broad range of building and construction applications, such as: single & multifamily housing, business offices, churches and medical facilities.  The board has exceptional construction properties, such as: fire resistant, moisture resistant, mold & mildew resistant, bug resistant, and sound and heat insulation, that make it desirable as a replacement for; gypsum boards, cement boards, and plywood or wood laminates.  It can be manufactured in wide range of widths, lengths, and thickness depending upon the building application and the architectural specifications and designs.  And it can be manufactured in a wide range of colors, finishes, and textures, depending upon the application and the user’s specifications. Since magnesium oxide board has both fire-resistance  and  mold resistance characteristics  the potential for use in industrial, commercial, medical and other facilities that must  meet environmental and fire resistant standards simultaneously is growing.  Magnesium board is already widely used in these types of structures outside the United States.  Marketing the magnesium board in states like California, Texas and Florida that have a need for both the fire retardant qualities as well being environmentally friendly characteristics will provide the Company a large and concentrated market for its products. In medical facilities there is a need for strong fire-resistant materials that along with maintaining its strength over time also needs to have a strong anti-mold rating to maintain sterility in its environs.  Ultimate Building Board ™ is designed to fulfill this critical need.

In commercial and industrial applications, magnesium board is an eco-friendly fire-resistant, sound dampening alternative to current gypsum based drywall.  With increasing research into the potential health hazards of gypsum dust, magnesium board provides contractors with an environmentally friendly option that performs better over time and provides better insulation to buildings than drywall, which is most frequently used today.  As green building requirements increase in both new commercial and residential construction projects, magnesium board will provide an appealing option for building contractors throughout the US.

Some of the initial focus will be in more progressive states such as California, Washington, Oregon, & Colorado which have been in the forefront of using “green” building materials.  For example, there is legislation currently in the California State Assembly that, if passed, would require that all new public buildings in California be constructed “green” using the LEEDS rating system.  Marketing magnesium board in states that have traditionally set trends for the rest of the nation on environmental and safety issues can serve as a springboard for marketing campaigns in other states.

Need For Government Approval

There are no known requirements for any governmental approval or licenses other than the possibility of local business licenses and individual shipment customs requirements.

Number of Total Employees and Number of Full Time Employees

UPC is currently in the development stage. During this development period, UPC plans to rely exclusively on the services of George Vogelei, the sole officer and director, to establish business operations and perform or supervise the minimal services required at this time. UPC believes that its operations are currently on a small scale that is manageable by one individual. There are no full or part-time employees. Mr. Vogelei’s responsibilities are mainly administrative at this time, as the Company’s operations are minimal.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

UPC has no significant employees other than the Officer and Director described above, whose time and efforts are being provided to UPC without compensation.

Board Committees

UPC has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors UPC is authorized to have is seven (7). However, in no event may UPC have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such persons.

Facilities

UPC’s business address is at 530 Alameda Del Prado, Suite 339, Novato, California 94949. Rent,, telephone services and storage are currently being provided free of charge by our President.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

UPC is not currently a party to any legal proceedings. UPC’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC, 1500 Cliff Branch Drive, Henderson, NV 89014. The telephone number is: (702) 301-7333.

UPC’s sole officer and director has not been convicted in a criminal proceeding nor has he been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Vogelei, the Company’s sole officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against UPC.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in Ultimate Products Corporation common stock.  This prospectus is a step toward creating a public market for UPC stock, which may enhance the liquidity of UPC shares. However, there can be no assurance that a meaningful trading market will develop.  Ultimate Products Corporation and its management make no representation about the present or future value of UPC common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Ultimate Products Corporation;

2. There are currently 5,275,070 shares of Ultimate Products’ common stock held by five (5) shareholders including of its sole officer and director George Vogelei, that are not currently eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (5,275,070) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Ultimate Products Corporation has 5,275,070 shares of $0.001 par value common stock issued and outstanding held by five (5) shareholders of record.

DIVIDENDS

UPC has never declared or paid any cash dividend on either its preferred or common stock.  For the foreseeable future, UPC intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems, and complete our initial development.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We anticipate that the money we raise in this offering will last 12 months.

We have only one officer and one director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($100,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and sales consultants.

The appeal of the products and services to potential customers will determine our success or failure.

It is essential to the Company's success that it can demonstrate timely delivery of the products at a price that is acceptable to potential customers. The company anticipates that if it is to attract customers from competitors, not only will we have to offer a competitive product list, but will also have to deliver product at a competitive price and in a timely manner.

The Company's success is also reliant on its ability to purchase manufactured products from China and receive the shipments on a timely basis and in good selling condition. We cannot state whether we will be successful in negotiating competitive pricing from these suppliers, nor can our shipping be controlled from the Chinese ports. However, the Company will carry all necessary insurance required to cover any loss in product quality due to the vicissitudes related to shipping the product by sea over long distances. The Company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. Even if we can find distributors for our products and we receive a positive reaction from potential customers in the area, it is feasible we may still have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

At present, our founders are unwilling to make any commitment to loan us any money at this time, but may reconsider if we find distributors at acceptable pricing.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If UPC needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve months. Other than as described in this paragraph, we have no other financing plans.

If UPC is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if the Company cannot secure additional funding, we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. UPC’s President will be responsible for the initial development efforts. The Company also intends to hire consultants for other development phases.  These consultants will initially be hired on a per job only basis to keep administrative overhead to a minimum.

From inception to February 15, 2007, the Company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital after this registration statement becomes effective. The Company must begin the process of sourcing its products in order to supply perspective customers with product as well as provide an operating inventory. The Company must develop a web site in order to showcase its products, hire consultants and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 120 days of this registration statement becoming effective. The sourcing process would entail the Company's management deciding which manufacturers and suppliers it would like to use, purchase product samples and negotiate pricing and delivery of the products chosen. Once the Company has identified its potential product suppliers the Company's President will travel to China to negotiate with the manufacturers. The Company anticipates it will have its initial product samples within 60 days of this registration statement becoming effective. The company anticipates the minimum cost of travel and initial sample orders to be $23,000.

Once the Company has taken physical delivery of its initial product samples, the Company will have to develop a website to showcase its product line to prospective customers.  The Company anticipates that the web site could be functional approximately 180 days after this registration becomes effective.

The Company will have to hire a marketing consultant to begin its sales and marketing efforts. The Company anticipates it will hire a consultant within approximately 180 days of this registration statement becoming effective. The Company anticipates the costs of its sales and marketing efforts to be approximately $16,000. The Company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The Company anticipates it would complete initial product sales 270 days after this registration statement becomes effective.

UPC  was incorporated on February 15, 2008. The Company has generated no revenues while incurring $2,850 in total expenses. This resulted in a net loss of $2,850 since inception, which is attributable to general and administrative expenses.

Since incorporation, UPC has financed its operations through minimal business activity and funds from its founders.  The Company has borrowed $1,073.00 from its President which was used to pay incorporation fees and fees related to the Trademark.

To date, UPC has not implemented fully planned principal operations. Presently, UPC is attempting to secure sufficient monetary assets to increase operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of the Company’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1.        Researching and strategically targeting specific distributors, equipment manufacturers and wholesalers with whom UPC will deal for the purpose of acquiring the necessary assets and permits to engage in importation and distribution of its Ultimate Building Board ™ and related products. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.
2.         Canvas the identified and targeted distributors, manufactures and wholesalers to ascertain, isolate and anticipate their present and future capacities. The Company expects to use a portion of the funds allocated toward accumulating these products.
3.         Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.
4.         Establish and maintain a visible community presence.

Ultimate Products Corporation’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, the Company plans to choose one of the following courses:

Plan 1: 25% of Offering Sold. If only 25% of the offering is sold or $25,000 is raised in this offering, UPC will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations. This entails establishment of a public awareness of the Company, including name recognition and product identification. In order to initiate implementation of a public awareness program, UPC intends to use approximately $4,750 of the monies allocated toward working capital for this purpose.

The Company has budgeted $1,000 for office equipment and furniture, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine and telephone equipment.

UPC has allocated $500 for office supplies, which is expected to consist of costs of mailings, copying expenses, paper, general desk supplies, etc.

The Company has allocated $6,750 for consulting expenses including sales and marketing, and a frugal advertising campaign, with the intent to piggyback on larger programs as much as possible.

The Company has allocated $1,000 for product acquisition including initial products and samples.

UPC has allocated $4,750 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including accumulation of inventory.

The Company believes it will be able to execute the business plan adequately and commence operations as a going concern if 25% of this offering is realized. UPC does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 50% of the Offering. In the event 50% of the offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment increases to $2,000.

The allocation for office supplies increases to $1,000, mostly in anticipation of increasing postage and mailing costs.

The allocation for product acquisition increases to $10,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $14,500 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for consulting fees including sales and marketing increases under this scenario to $8,000.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: 75% of the Offering. In the event 75% of the maximum offering is raised, management will supplement its activities addressed in Plan 1, as delineated above. The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received. The Company expects to continue to substantially increase consumer awareness by utilizing the increased allocation for sales and marketing, a key factor in developing new business revenues.

The allocation for office equipment remains at $2,000.

The allocation for office supplies increases to $1,500 mostly in anticipation of increasing postage and mailing costs.

The allocation for product acquisition expenses increases to $14,000 allowing for the possibility of a more rapid growth.

The allocation for working capital increases under this scenario to $29,500 in anticipation of being more pro-active through accumulation of inventory that prospective customers would desire.

The allocation for consulting expenses, including for sales and marketing, increases to $10,000 allowing for more aggressive marketing campaigns.

The allocation for travel increases to $6,000 allowing for additional work associated with product/distributor selection.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Plan 4:100% of the Offering. In the event the maximum amount of $75,000 is raised, the Company still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust. Under Plan 4, management will supplement the activities addressed in Plan 3, as delineated above.

The allocation for office equipment remains constant.

The allocation for office supplies remains constant.

The allocation for product acquisition increases to $16,000 allowing for the possible development of greater revenue.

The allocation for working capital increases to $50,500 allowing for greater flexibility in meeting potential customer needs.

The allocation for Travel increases to $7,000 allowing for additional work associated with product/distributor selection.

The allocation for consulting expenses including for sales and marketing remains constant.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations. Regardless of the ultimate outcome and subsequent plan to be implemented, the Company has budgeted for certain expenditures that it expects to remain constant. UPC expects accounting, legal and professional fees to be $4,500 for the full year 2008. All statements are to be filed in applicable periodic reports with the SEC in accordance with Regulation S-K. Legal and professional fees associated with the filing of Form 15 (c) 211 are expected to aggregate $2,800, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company. UPC expects Transfer Agent fees to be $1,500.  All use of proceeds figures represent management’s best estimates and are not expected to vary significantly. However, in the event the Company incurs or expects to incur expenses materially outside of these estimates, UPC intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

UPC’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If UPC does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If UPC does not produce sufficient cash flow to support UPC’s operations over the next 12 months, UPC may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. UPC can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

UPC management does not expect to incur research and development costs.

UPC currently does not own any significant plant or equipment that it would seek to sell in the near future.

UPC management does not anticipate the need to hire employees over the next 12 months with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure. Currently, the Company believes the services provided by its officer and director appears sufficient at this time. UPC   believes that its operations are currently on a small scale that is manageable by one individual at the present time.

UPC has not paid for expenses on behalf of any Director. Additionally, the Company believes that this fact shall not materially change. The Company, however, does owe Mr. Vogelei $350 he advanced for the purpose of incorporating the Company. In addition, Mr. Vogelei has advanced the sum of $723 for the necessary trademark search and application to register the trademark, “Ultimate Building Board ™”.  This is also carried as a liability to Mr. Vogelei.

UPC   has no plans to seek a business combination with another entity in the foreseeable future.

CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Ultimate Products Corporation has no disagreements with its accountants regarding accounting or financial disclosure matters.

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DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Executive Compensation

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

George Vogelei Director, President	2008	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended April 30, 2008. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ending April 30, 2008.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to Ultimate Products Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Ultimate Products Corporation did not grant any stock options to the executive officer during the most recent fiscal period ended April 30, 2008. Ultimate Products Corporation has also not granted any stock options to the Executive Officers since incorporation on February 15, 2008.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 530 Alameda Del Prado, Suite 339, Novato, California 94949.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Ultimate Products Corporation to own more than 5% of the outstanding common stock as of April 30, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*

Common Stock	George Vogelei 130 Del Oro Lagoon Novato, California 94949	2,500,000, shares	47.39%

Common Stock	Gary Leonard 480 North Sam Houston Parkway Suite 140 Houston, Texas 77060	2,500,000 shares	47.39%

TOTALS		5,000,000	94.78%
*The percent of class is based on 5,275,070 shares of common stock issued and outstanding as of February 28, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, George Vogelei, Sole Officer and Sole Director of Ultimate Products Corporation and Gary Leonard are considered promoters with respect to this offering. No person who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Ultimate Products. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who live in the same house as such person.

On February 16, 2008, Ultimate Products issued 2,500,000 shares of Common stock to George Vogelei for $1,250.00 in cash and services.  This value was determined as an arms length transaction between non-related parties.

On February 16, 2008, Ultimate Products issued 2,500,000 shares of Common stock to Gary Leonard for $1,250.00 in cash and services.  This value was determined as an arms length transaction between non-related parties.

Ultimate Products Corporation issued 87,535 shares of Common stock to Jameson Capital, LLC on February 16, 2008for $1,000.00 in exchange for services to be rendered. This value was determined as an arms length transaction between non-related parties.

The Company, on February 16, 2008, issued 87,535 shares of Common stock to Bayside Group, LLC for $1,000.00 in services to be rendered. This value was determined as an arms length transaction between non-related parties.

Ultimate Products Corporation issued 100,000 shares of Common stock to Lucre Capital, Inc. on February 16, 2008for $1,150.00 in exchange for services to be rendered, This value was determined as an arms length transaction between non-related parties.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Ultimate Products Corporation.

I have audited the accompanying balance sheet of Ultimate Products Corporation (a development stage company) as of April 30, 2008 and the statements of operations, stockholders’ equity, and cash flows for the period from February 15, 2008 (date of inception) through April 30, 2008.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Ultimate Products Corporation as of April 30, 2008 and the results of its operations and its cash flows for the period February 15, 2008 (date of inception) to April 30, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in development stage and has experienced losses from operations since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA
Altamonte Springs, Florida
June 27, 2008

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
Balance Sheet

ASSETS

Current assets

Cash	$2,500
Prepaid Expenses	3,150

Total current assets	5,650

Trademarks	723

Total assets	$6,373

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Related party payable	$1,073

Total current liabilities	1,073

Stockholders' equity

Preferred stock, $0.001 par value; 5,000,000 shares authorized no shares issued and outstanding	-
Common stock, $0.001 par value; 70,000,000 shares authorized, 5,275,070 shares issued and outstanding	5,275
Additional Paid in Capital	2,875
Deficit accumulated during the development stage	(2,850)

Total stockholders' equity	5,300

Total liabilites and stockholders' equity	$6,373

The accompanying notes are an integral part of these financial statements.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
Statements of Operations
For the period February 15, 2008 (Inception) to April 30, 2008

Revenues	$-

Expenses

General and administrative	2,850

Total expenses	2,850

Net loss	$(2,850)

Net loss per weighted share, basic and fully diluted	$-

Weighted average number of shares outstanding	5,275,000

The accompanying notes are an integral part of these financial statements.

Ultimate Products Corporation
(A Development Stage Enterprise)
Statement of Stockholders' Equity

				Accumulated
			Additional	Deficit During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception on February 15, 2008	-	$-	$-	$-	$-

Common stock issued for cash	2,500,000	2,500	-		2,500

Common stock issued for services	2,775,070	2,775	2,875		5,650

Net loss, February 15, 2008, (Inception) to April 30, 2008	-	-	-	(2,850)	(2,850)

Balance, April 30, 2008	5,275,070	$5,275	$2,875	$(2,850)	$5,300

The accompanying notes are an integral part of these financial statements.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
Statement of Cash Flows
For the period February 15, 2008 (Inception) to April 30, 2008

Cash flows from operations

Net loss	$(2,850)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Common stock issued for services	5,650
Changes in operating assets and liabilities:
Prepaid expenses	(3,150)
Related party payable	1,073

Net cash used in operating activities	723

Cash flows from investing activities

Purchase of trademarks	(723)

Net cash used in investing activities	(723)

Cash flows from financing activities

Proceeds received from the sale of common stock	2,500

Net cash provided by financing activities	2,500

Net increase in cash	2,500

Cash, beginning of period	-

Cash, end of period	$2,500

Supplemental disclosure of non-cash investing and financing activities:

Issuance of 2,775,070 shares of common stock for professional and consulting services	$5,650

The accompanying notes are an integral part of these financial statements.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.          Nature of Business and Significant Accounting Policies

Nature of business:

Ultimate Products Corporation (“Company”) was organized February 15, 2008 under the laws of the State of Nevada for the purpose developing, producing and distributing a magnesium oxide building board called “Ultimate Building Board’ for use in a number of applications including wall and ceiling applications.  The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

The Company has elected a fiscal year end of March 31.

A summary of the Company’s significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of April 30, 2008.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”  This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.  This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or fiscal year 2009 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of March 31, 2009.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS  123(R)-5  was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

Note 2.	Stockholder’s Equity

Common stock

The authorized common stock of the Company consists of 70,000,000 shares with par value of $0.001.  On February 16, 2008, the Company authorized the issuance of 5,275,070 shares of its $.001 par value common stock at $0.00155 per share in consideration of $2,500 in cash and $5,650 in legal and business services.  As of April 30, 2008, the 5,275,070 shares were issued.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding since inception.  As of April 30, 2008, 5,275,070 shares of common stock were issued and outstanding.

Note 3.	Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

ULTIMATE PRODUCTS CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3.           Income Taxes (continued)

The components of the Company’s deferred tax asset as of April 30, 2008 are as follows:

2008
Net operating loss carryforward	$2,850
Valuation allowance	(2,850)
Net deferred tax asset	-

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

Since Inception
Tax at statutory rate (35%)	$998
Increase in valuation allowance	(998)
Net deferred tax asset	-

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4.	Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Since inception and through April 30, 2008, the Company has received advances from Mr. Vogelei, our sole officer and director, in the amount of $1,073.  These advances were used to pay for incorporation of Ultimate Products Corporation and the costs associated with the filing to register the Trademark, “Ultimate Building Board™.”  These advances are non-interest bearing and due on demand.

Note 5.	Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

OUTSIDE BACK COVER:

 1,000,000 Shares

$0.001 Par Value No Minimum

 Common Stock
$0.10 per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.